                                                                    EXHIBIT 5(c)

                                                                January 27, 1998

Merrill Lynch Preferred Capital Trust IV
Merrill Lynch Preferred Capital Trust V
Merrill Lynch Preferred Funding IV, L.P.
Merrill Lynch Preferred Funding V, L.P.
Merrill Lynch & Co., Inc.
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281

          Re:  Merrill Lynch & Co., Inc.
               Registration Statement on Form S-3
               (Registration No. 333-44173)
               ------------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel to Merrill Lynch Preferred Capital Trust IV ("Trust IV") and Merrill Lynch Preferred Capital Trust V ("Trust V" and, together with Trust IV, the "Trusts"), each a statutory business trust created under the Business Trust Act of the State of Delaware (Del. Code Ann., tit. 12, SS 3801 et seq.), and Merrill Lynch Preferred Funding IV,
L.P. ("Partnership IV") and Merrill Lynch Preferred Funding V, L.P. ("Partnership V" and, together with Partnership IV, the "Partnerships"), each a limited partnership formed under the Revised Uniform Limited Partnership Act of the State of Delaware (6 Del. C. S 17-101, et seq.), in connection with the preparation of the Registration Statement on Form S-3 filed by Merrill Lynch & Co., Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, the Trusts and the Partnerships for the registration under the Securities Act of 1933, as amended (the "Act"), of Trust Preferred Securities (the "Trust Preferred Securities") of the Trusts, Partnership Preferred Securities (the "Partnership Preferred Securities") of the Partnerships, guarantees of the Company relating thereto and certain other securities.

          The Trust Preferred Securities are to be issued pursuant to an Amended and Restated Declaration of Trust of the applicable Trust (the "Declarations"), among the Company, as sponsor of the appplicable Trust, Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee"), The Chase Manhattan Bank, as property trustee (the "Property Trustee"), and Theresa Lang and Stanley Schaefer, as regular trustees (the "Regular Trustees"). The Partnership Preferred Securities will be issued pursuant to the Amended and Restated Agreement of Limited Partnership of the applicable Partnership (the "Limited Partnership Agreements") between the Company, as the general partner (in such capacity, the "General Partner"), and Merrill Lynch Group, Inc., a Delaware corporation, as the initial limited partner.

          This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (Registration No. 333-44173) filed by the Company, the Partnerships and the Trusts with the Securities and Exchange Commission (the "Commission") on January 13, 1998 under the Act and Amendment No. 1 thereto filed with the Commission on January 27, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Certificate of Trust of Trust IV filed with the Secretary of State of the State of Delaware on December 19, 1997; (iii) the Certificate of Trust of Trust V filed with the Secretary of State of the State of Delaware on January 8, 1998; (iv) the form of the Declarations (including the designation of the terms of the Trust Preferred Securities annexed thereto); (v) the form of the Trust Preferred Securities and specimen certificates thereof; (vi) the form of the Purchase Agreement (the "Purchase Agreement") proposed to be entered into among the Company, the applicable Partnership, the applicable Trust and the Underwriters to be named therein (collectively, the "Underwriters") relating to, among other things, the sale of the Trust Preferred Securities;
(vii) the Certificate of Limited Partnership of Partnership IV filed with the Secretary of State of the State of Delaware on December 19, 1997; (viii) the Certificate of Limited Partnership of Partnership V filed with the Secretary of State of the State of Delaware on January 8, 1998; (ix) the form of the Limited Partnership Agreements (including the designation of the terms of the Partnership Preferred Securities annexed thereto); and (x) the form of the Partnership Preferred Securities and specimen certificates thereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by parties other than the Partnerships and the Trusts, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declarations, the Trust Preferred Securities, the Limited Partnership Agreements and the Partnership Preferred Securities when executed will be in substantially the forms reviewed by us. With respect to the opinion set forth in paragraph (2) below, we have assumed that, except for the exercise of rights and powers expressly permitted by the Limited Partnership Agreements, the holders of Partnership Preferred Securi-ties will not participate in the control of the business of the Partnerships.
As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Partnerships, the Trusts and others.

          We do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Delaware.

          Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the following opinions when (i) the Registration Statement becomes effective; (ii) the Declaration, the Purchase Agreement and the Limited Partnership Agreement with respect to the relevant Trust Preferred Securities and Partnership Preferred Securities have been duly executed and delivered by the parties thereto; (iii) the terms of the Trust Preferred Securities being issued have been duly established in accordance with the related Declaration and such Trust Preferred Securities have been duly executed and authenticated in accordance with such Declaration and delivered to and paid for by the Underwriters as contemplated by the related Purchase Agreement; and (iv) the terms of the Partnership Preferred Securities being issued have been duly established in accordance with the related Limited Partnership Agreement and such Partnership Preferred Securities have been duly executed in accordance with such Limited Partnership Agreement and delivered to and paid for by the Trust as contemplated by the related Purchase Agreement:

          1. The Trust Preferred Securities being issued will have been duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial ownership interests in the assets of the related Trust; and the holders of such Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of such Trust Preferred Securities may be obligated, pursuant to the Declaration therefor, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of such Trust Preferred

Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration therefor.

          2. The Partnership Preferred Securities being issued will have been authorized for issuance and will represent valid partnership interests in the related Partnership, and the holders of such Partnership Preferred Securities, as limited partners of such Partnership, will not be liable to third parties for the obligations of the Partnership. We bring to your attention, however, that the holders of such Partnership Preferred Securities may be obligated, pursuant to the related Limited Partnership Agreement, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of such Partnership Preferred Securities and the issuance of replacement Partnership Preferred Securities, and (ii) provide security and indemnity in connection with requests of or directions to the Special Representative (as defined in the related Limited Partnership Agreement) to exercise its rights and powers under such Limited Partnership Agreement.

          We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.


                         Very truly yours,


                         /s/ Skadden, Arps, Slate, Meagher & Flom LLP